Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 11, 2011	VENROCK ASSOCIATES IV, L.P. By its General Partner, Venrock Management IV, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member

VENROCK PARTNERS, L.P. By its General Partner, Venrock Partners Management, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member

VENROCK ENTREPRENEURS FUND IV, L.P. By its General Partner, VEF Management IV, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member

VENROCK MANAGEMENT IV, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member

VENROCK PARTNERS MANAGEMENT, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member

VEF MANAGEMENT IV, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory or Member